Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

Investor contact:

Rob Fink

FNK IR

646.809.4048

phx@fnkir.com

PHX Minerals to Sell Additional Legacy Assets

Sale of 257 non-operated legacy working interest wellbores for $10.7 million,

advances strategy of high-grading Company’s asset base to further fixed-cost royalty production model

FORT WORTH, Texas, Dec. 27, 2022 – PHX MINERALS INC. (NYSE: PHX), announced today that it has entered into two agreements with separate buyers to sell 257 non-operated legacy working interest wellbores in the Arkoma Basin and the Eagleford Play for total cash consideration of approximately $10.7 million. Each Agreement is subject to customary closing conditions and adjustments. The buyers of the assets will also assume approximately $879,000 of aggregate asset retirement obligations from the Company. Both transactions are expected to close by the end of January 2023.

The Arkoma Basin sale consists of 151 non-operated legacy working interest wellbores with a purchase price of approximately $5.1 million and $235,000 of assumed asset retirement obligations. The Eagleford Play sale consists of 106 non-operated legacy working interest wellbores with a purchase price of approximately $5.6 million and $644,000 of assumed asset retirement obligations.

PHX intends to use the proceeds from these divestitures to acquire additional minerals with existing production and line-of-sight development and to repay borrowings under the Company’s credit facility.

On a pro forma basis, PHX will have 564 remaining legacy working interest wellbores.

Chad Stephens, President and CEO, said, “These transactions are a continuation of our strategy to high-grade PHX’s asset base by divesting legacy working interest wellbores and reinvesting the proceeds in higher-margin minerals in our core areas of focus. Once these transactions are completed, we will have divested approximately 75% of the wellbores in which PHX owned a working interest when I became CEO in late 2019. While the remaining working interest position will represent less than 10% of our production volumes and reserves, we will continue to strive to divest them at a fair price in 2023. The mineral acquisitions funded with the proceeds from these transactions will continue to drive increased royalty volumes and cash flow in the upcoming quarters.”

PHX Minerals Inc. (NYSE: PHX) Fort Worth-based, PHX Minerals Inc. is a natural gas focused mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information on the Company can be found at www.phxmin.com.

PHX Minerals Inc.

To Sell Additional Legacy Assets …cont.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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